Exhibit 1.1

Execution Version

$350,000,000

Healthpeak OP, LLC

(a Maryland limited liability company)

guaranteed by

Healthpeak Properties, Inc.

(a Maryland corporation)

5.250% Senior Notes Due 2032

UNDERWRITING AGREEMENT

TABLE OF CONTENTS

i

$350,000,000

Healthpeak OP, LLC

(a Maryland limited liability company)

guaranteed by

Healthpeak Properties, Inc.

(a Maryland corporation)

5.250% Senior Notes Due 2032

UNDERWRITING AGREEMENT

May 1, 2023

Wells Fargo Securities, LLC
550 South Tryon Street, 5th Floor
Charlotte, North Carolina 28202

TD Securities (USA) LLC
One Vanderbilt Avenue, 11th Floor
New York, New York 10017

Mizuho Securities USA LLC
1271 Avenue of the Americas
New York, New York 10020

Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019

RBC Capital Markets
Brookfield Place
200 Vesey Street, 8th Floor
New York, New York 10281

As Representatives of the several Underwriters

Ladies and Gentlemen:

Healthpeak OP, LLC, a Maryland limited liability company (the “Operating Company”) and a subsidiary of Healthpeak Properties, Inc., a Maryland corporation (the “Company”), confirm their agreement with each of the Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Wells Fargo Securities, LLC, TD Securities (USA) LLC, Mizuho Securities USA LLC, Barclays Capital Inc. and RBC Capital Markets, LLC are acting as representatives (the “Representatives”), with respect to the issue and sale by the Operating Company and the purchase by the Underwriters, acting severally and not jointly, of the respective amounts set forth in such Schedule A of $350,000,000 aggregate principal amount of the Operating Company’s 5.250% Senior Notes Due 2032 (the “Notes”), which will be part of the same series of notes as the $400,000,000 aggregate principal amount of the Operating Company’s 5.250% Senior Notes Due 2032 issued on January 17, 2023 (the “Previously Issued Notes”). The Notes will be fully and unconditionally guaranteed by the Company (the “Guarantee” and, together with the Notes, the “Securities”). The Previously Issued Notes are outstanding, and the Notes are to be issued, pursuant to an indenture dated November 19, 2012 between the Company and The Bank of New York Mellon Trust Company, N.A. as trustee (the “Trustee”), as amended and restated by an amended and restated indenture dated February 10, 2023 among the Company, the Operating Company and the Trustee (as so amended and restated, the “Base Indenture”), as supplemented by the Thirteenth Supplemental Indenture dated January 13, 2023 between the Company and the Trustee (the “Thirteenth Supplemental Indenture”) and as further supplemented by the Fourteenth Supplemental Indenture dated February 10, 2023 between the Company, the Operating Company and the Trustee (together with the Thirteenth Supplemental Indenture, the “Supplemental Indentures” and, together with the Thirteenth Supplemental Indenture and the Base Indenture, the “Indenture”).

The Company and the Operating Company have filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (Nos. 333-269718 and 333-269718-01), which registration statement became effective upon filing under Rule 462(e) of the rules and regulations of the Commission (the “1933 Act Regulations”) under the Securities Act of 1933, as amended (the “1933 Act”). Such registration statement covers the registration of the Securities (among other securities) under the 1933 Act. Such registration statement, in the form in which it became effective, as amended through the date hereof, including the information deemed pursuant to Rule 430B under the 1933 Act Regulations to be part of the registration statement at the time of its effectiveness (“Rule 430B Information”) and all documents incorporated or deemed to be incorporated by reference therein through the date hereof, is hereinafter referred to as the “Registration Statement.” The Company and the Operating Company propose to file with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations the Prospectus Supplement (as defined in Section 3(k) hereof) relating to the Securities and the prospectus, dated February 10, 2023 (the “Base Prospectus”), and have previously advised you of all further information (financial and other) with respect to the Company and the Operating Company set forth therein. The Base Prospectus together with the Prospectus Supplement, in their respective forms on the date hereof (being the forms in which they are to be filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations), including all documents incorporated or deemed to be incorporated by reference therein through the date hereof, are hereinafter referred to as, collectively, the “Prospectus,” except that if any revised prospectus or prospectus supplement shall be provided to you by the Company and the Operating Company for use in connection with the offering and sale of the Securities which differs from the Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company and the Operating Company pursuant to Rule 424(b) of the 1933 Act Regulations), the term “Prospectus” shall refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to you for such use. The term “Pre-Pricing Prospectus,” as used in this Agreement, means the preliminary prospectus supplement dated May 1, 2023 and filed with the Commission on May 1, 2023 pursuant to Rule 424(b) of the 1933 Act Regulations, together with the Base Prospectus used with such preliminary prospectus supplement in connection with the marketing of the Securities, in each case as amended or supplemented by the Company and the Operating Company. Unless the context otherwise requires, all references in this Agreement to documents, financial statements and schedules and other information which is “contained,” “included,” “stated,” “described in” or “referred to” in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus (and all other references of like import) shall be deemed to mean and include all such documents, financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Pre-Pricing Prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), after the date of this Agreement which is or is deemed to be incorporated by reference in the Registration Statement, the Pre-Pricing Prospectus or the Prospectus, as the case may be.

The Company and the Operating Company understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

At or prior to the time when sales of the Securities were first made (such time, the “Time of Sale”), the Company and the Operating Company had prepared the following information (collectively the “Time of Sale Information”): the Pre-Pricing Prospectus and each “free-writing prospectus” (as defined pursuant to Rule 405 of the 1933 Act Regulations) listed on Exhibit B hereto.

As set forth in this Agreement, references herein to “subsidiaries” of the Company or similar references shall include, without limitation, the Operating Company.

Section 1. Representations and Warranties.

(a)            The Company and the Operating Company, jointly and severally, represent and warrant to each Underwriter as of the date hereof (such date being hereinafter referred to as the “Representation Date”), as of the Time of Sale and as of Closing Time referred to in Section 2 as follows:

(i) Pre-Pricing Prospectus. No order preventing or suspending the use of the Pre-Pricing Prospectus has been issued by the Commission, and each Pre-Pricing Prospectus, at the time of filing thereof, complied in all material respects with the 1933 Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection (i) shall not apply to statements in or omissions from the Pre-Pricing Prospectus made in reliance upon and in conformity with information furnished to the Company and the Operating Company in writing by any Underwriter through the Representatives expressly for use in any Pre-Pricing Prospectus.

(ii) Time of Sale Information. The Time of Sale Information, at the Time of Sale did not, and at Closing Time will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection (ii) shall not apply to statements in or omissions from the Time of Sale Information made in reliance upon and in conformity with information furnished to the Company and the Operating Company in writing by any Underwriter through the Representatives expressly for use in such Time of Sale Information. No statement of material fact included (or to be included) in the Prospectus will be omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus will be omitted therefrom.

(iii) Issuer Free Writing Prospectus. The Company and the Operating Company (including their agents and representatives, other than the Underwriters in their capacity as such) have not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 of the 1933 Act Regulations) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company, the Operating Company or their respective agents and representatives other than the Underwriters in their capacity as such (other than a communication referred to in clauses (A), (B) and (C) below) an “Issuer Free Writing Prospectus”) other than (A) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the 1933 Act or Rule 134 of the 1933 Act Regulations, (B) the Pre-Pricing Prospectus, (C) the Prospectus, (D) the documents listed on Exhibit B hereto as constituting part of the Time of Sale Information and (E) any electronic road show or other written communications, in each case approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complied in all material respects with the 1933 Act, has been or will be (within the time period specified in Rule 433 of the 1933 Act Regulations) filed (to the extent required thereby) in accordance with the 1933 Act and when taken together with the Pre-Pricing Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and at Closing Time will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection (iii) shall not apply to statements in or omissions from any Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished to the Company and the Operating Company in writing by any Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company or the Operating Company notified or notifies the Representatives as described in Section 3(f), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Prospectus or any Pre-Pricing Prospectus that has not been superseded or modified.

(iv) Compliance with Registration Requirements. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the 1933 Act Regulations that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the 1933 Act Regulations has been received by the Company or the Operating Company. Each of the Registration Statement and the Base Prospectus, at the respective times the Registration Statement and any post-effective amendments thereto became effective and as of the Representation Date, complied and comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations (including Rule 415(a) of the 1933 Act Regulations), and the Trust Indenture Act of 1939, as amended (the “1939 Act”), and the rules and regulations of the Commission under the 1939 Act (the “1939 Act Regulations”), and did not and as of the Representation Date and at Closing Time do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. No order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose or pursuant to Section 8A of the 1933 Act against the Company or the Operating Company or related to the offering of the Securities have been instituted or are pending or, to the knowledge of the Company or the Operating Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. The Prospectus, at the Representation Date (unless the term “Prospectus” refers to a prospectus which has been provided to the Underwriters by the Company or the Operating Company for use in connection with the offering of the Securities which differs from the Prospectus filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations, in which case at the time it is first provided to the Underwriters for such use) and at Closing Time, does not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection (iv) shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company and the Operating Company in writing by any Underwriter through the Representatives expressly for use in the Registration Statement or the Prospectus or the information contained in any Statement of Eligibility and Qualification of a trustee under the 1939 Act filed as an exhibit to the Registration Statement (a “Form T-1”). For purposes of this Section 1(a), all references to the Registration Statement, any post-effective amendments thereto and the Prospectus shall be deemed to include, without limitation, any electronically transmitted copies thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis, and Retrieval system or its Interactive Data Electronic Applications system (collectively, “EDGAR”).

(v) Incorporated Documents. The documents filed by the Company and incorporated or deemed to be incorporated by reference into the Registration Statement, the Prospectus and the Time of Sale Information pursuant to Item 12 of Form S-3 under the 1933 Act, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and, when read together and with the other information in the Registration Statement, the Prospectus and the Time of Sale Information, at the respective times the Registration Statement and any amendments thereto became effective, at the Representation Date, the Time of Sale and at the Closing Time, did not, do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(vi) Independent Accountants. The accountants who audited the financial statements and supporting schedules included or incorporated by reference in the Registration Statement and the Prospectus are a registered public accounting firm independent of the Company, as required by the 1933 Act and the 1933 Act Regulations and the rules and regulations of the Public Company Accounting Oversight Board.

(vii) Financial Statements. (A) The financial statements and any supporting schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their respective operations for the periods specified; and, (B) except as otherwise stated in the Registration Statement, the Time of Sale Information and the Prospectus, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and (C) the supporting schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; and (D) the selected financial data and the summary financial information of the Company, if any, included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus present fairly the information shown therein as of the dates indicated and have been compiled on a basis consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus; and (E) any pro forma financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the basis described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(viii) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the Time of Sale Information and the Prospectus (in each case as supplemented or amended), except as otherwise stated therein or contemplated thereby, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (“Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular quarterly dividends on the Company’s common stock, par value $1.00 per share (“Common Stock”) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(ix) Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Time of Sale Information and the Prospectus; the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify and be in good standing would not have a Material Adverse Effect; and the Company is in substantial compliance with all laws, ordinances and regulations of each state in which it owns properties that are material to the properties and business of the Company and its subsidiaries considered as one enterprise in such state.

(x) Good Standing of the Operating Company. The Operating Company has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Maryland with power and authority (limited liability company and other) to own, lease and operate its properties and to conduct its business as described in the Time of Sale Information and the Prospectus; the Operating Company is duly qualified as a foreign limited liability company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify and be in good standing would not have a Material Adverse Effect; and the Operating Company is in substantial compliance with all laws, ordinances and regulations of each state in which it owns properties that are material to the properties and business of the Operating Company and its subsidiaries considered as one enterprise in such state.

(xi) Good Standing of Subsidiaries. Each subsidiary of the Company (other than the Operating Company) which is a significant subsidiary (each, a “Significant Subsidiary”) as defined in Rule 405 of Regulation C of the 1933 Act Regulations has been duly organized and is validly existing as a corporation, limited liability company or partnership, as the case may be, in good standing under the laws of the jurisdiction of its organization, has power and authority as a corporation, limited liability company or partnership, as the case may be, to own, lease and operate its properties and to conduct its business as described in the Time of Sale Information and the Prospectus and is duly qualified as a foreign corporation, limited liability company or partnership, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify and be in good standing would not have a Material Adverse Effect; all of the issued and outstanding capital stock of each such corporate subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, except for directors’ qualifying shares, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, restriction on voting or transfer or equity; and all of the issued and outstanding partnership or limited liability company interests of each such subsidiary which is a partnership or limited liability company, as applicable, have been duly authorized (if applicable) and validly issued and are fully paid and non-assessable and (except for other partnership or limited liability company interests described in the Time of Sale Information and the Prospectus) are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

(xii) LLC Agreement of the Operating Company. The operating agreement of the Operating Company (the “LLC Agreement”) is in full force and effect and all of the outstanding membership interests (“LLC Interests”) in the Operating Company are duly and validly authorized and issued in accordance with the LLC Agreement. Except as otherwise set forth in the Time of Sale Information or the Prospectus, all outstanding LLC Interests in the Operating Company are owned by the Company directly or indirectly, free and clear of any security interest, mortgage, pledge, lien, encumbrance, restriction on voting or transfer or equity. There are no outstanding options, warrants, or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange for, any LLC Interests or other securities of or in the Operating Company, except as otherwise set forth in the Time of Sale Information or the Prospectus or as may be issued pursuant to employee benefit plans disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible or exchangeable securities or options disclosed in the Registration Statement, the General Disclosure Package and the Prospectus. None of the LLC Interests in the Operating Company have been or will be issued in violation of the preemptive or other similar rights of any securityholder of the Operating Company.

(xiii) REIT Status. Commencing with its taxable year ending December 31, 1985, the Company has at all times operated in such manner as to qualify as a “real estate investment trust” under the Internal Revenue Code of 1986, as amended (the “Code”), and any predecessor statute thereto, and intends to continue to operate in such manner.

(xiv) Capitalization. The shares of issued Common Stock have been duly authorized and validly issued and are fully paid and non-assessable.

(xv) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or bylaws, limited liability agreement or other organizational documents, as the case may be, or (ii) in material default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note (including the Previously Issued Notes), lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them or their properties may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject and in which the violation or default might result in a Material Adverse Effect; and in the case of the Company and the Operating Company, the execution, delivery and performance of this Agreement, the Indenture and the Securities and the consummation of the transactions contemplated herein and therein and compliance by the Company and the Operating Company, as applicable, with their respective obligations hereunder and thereunder have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Operating Company or any of their respective subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company, the Operating Company or any of their respective subsidiaries is a party or by which it or any of them may be bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or bylaws of the Company or any law, administrative regulation or administrative or court order or decree.

(xvi) Absence of Proceedings. Except as disclosed in the Registration Statement, the Time of Sale Information or the Prospectus, there is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or the Operating Company, threatened against or affecting, the Company, the Operating Company or any of their respective subsidiaries, which is required to be disclosed in the Registration Statement, the Time of Sale Information or the Prospectus, or which might result in any Material Adverse Effect, or which might materially and adversely affect the properties or assets thereof or which might materially and adversely affect the consummation of this Agreement or any transaction contemplated hereby; all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in or incorporated by reference in the Registration Statement, the Time of Sale Information or the Prospectus, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material to the Company or the Operating Company; and there are no contracts or documents of the Company or any of its subsidiaries which are required to be filed or incorporated by reference as exhibits to, or incorporated by reference in, the Registration Statement by the 1933 Act or by the 1933 Act Regulations which have not been so filed.

(xvii) Absence of Further Requirements. No authorization, approval, consent, order or decree of any court or governmental authority or agency is required for the consummation by the Company and the Operating Company of the transactions contemplated by this Agreement or in connection with the offering, issuance or sale of the Notes or the Guarantee, as applicable, hereunder, except such as may be required under state securities laws.

(xviii) Authorization of Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Operating Company and, upon execution and delivery by you, will be a valid and legally binding agreement of the Company and the Operating Company.

(xix) Authorization of Indenture. The Base Indenture has been duly authorized, executed and delivered by the Company and the Operating Company. The Supplemental Indentures have been duly authorized and have been duly executed and delivered by the Company and the Operating Company, as applicable, and by the Trustee, and the Indenture constitutes a valid and legally binding obligation of the Company and the Operating Company, enforceable against each of the Company and the Operating Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditor’s rights generally or by general equitable principles. The Indenture has been duly qualified under the 1939 Act.

(xx) Authorization of the Notes and the Guarantee. The Notes have been duly authorized and, when executed, authenticated, issued and delivered pursuant to this Agreement and the Indenture, will constitute valid and binding obligations of the Operating Company, enforceable against the Operating Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles, and will be in the form contemplated by, and entitled to the benefits of, the Indenture. The Guarantee has been duly authorized and, when the Notes are executed, authenticated, issued and delivered pursuant to this Agreement and the Indenture, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles, and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

(xxi) Description of the Securities. The Securities and the Indenture will conform in all material respects to the respective statements relating thereto contained in the Prospectus and will be in substantially the respective forms filed or incorporated by reference, as the case may be, as exhibits to the Registration Statement.

(xxii) Seniority of the Notes. The Notes rank and will rank on a parity with all unsecured indebtedness (other than subordinated indebtedness) of the Operating Company that is outstanding on the date hereof or that may be incurred hereafter, and senior to any subordinated indebtedness of the Operating Company that is outstanding on the date hereof or that may be incurred hereafter.

(xxiii) Title to Property. The Company and its subsidiaries have good title to all real property or interests in real property owned by it or any of them in each case free and clear of all liens, encumbrances and defects except such as are stated in or included in documents incorporated or deemed to be incorporated by reference in the Time of Sale Information or the Prospectus or such as would not have a Material Adverse Effect; and at the time the Company and its subsidiaries first acquired title or such interest in such real property, the Company and its subsidiaries obtained satisfactory confirmations (consisting of policies of title insurance or commitments or binders therefor, opinions of counsel based upon the examination of abstracts, or other evidence deemed appropriate by the Company under the circumstances) confirming the foregoing. To the best knowledge of the Company and the Operating Company, the instruments securing the Company’s real estate mortgage loans in favor of the Company and its subsidiaries create valid liens upon the real properties described in such instruments enjoying the priorities intended, subject only to exceptions to title which have no material adverse effect on the value of such interests in relation to the Company and its subsidiaries considered as one enterprise; and at the time the Company and its subsidiaries first acquired an interest in such real estate mortgage loans, the Company and its subsidiaries obtained satisfactory confirmations (consisting of policies of title insurance or commitments or binders therefor, opinions of counsel based upon the examination of abstracts, or other evidence deemed appropriate by the Company under the circumstances).

(xxiv) Investment Company Act. Neither the Company nor the Operating Company is required to be registered, nor, after giving effect to the offering contemplated hereby and the application of the proceeds thereof as described in the Pre-Pricing Prospectus and the Prospectus, will be required to be registered under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxv) Rating of the Notes. The Notes have the respective ratings set forth in the Issuer Free Writing Prospectus identified in Exhibit B hereto.

(xxvi) Pending Proceedings and Examinations. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the 1933 Act, and the Company is not the subject of a pending proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.

(xxvii) Disclosure Controls and Procedures. The Company has established and maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the 1934 Act) that (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, particularly during the periods in which the filings made by the Company with the Commission which it may make under Section 13(a), 13(c) or 15(d) of the 1934 Act are being prepared, (ii) have been evaluated for effectiveness as of the end of the Company’s most recent fiscal year and (iii) are effective at a reasonable assurance level to perform the functions for which they were established.

(xxviii) Internal Control. The Company has established and maintains “internal control over financial reporting” (as such term is defined in Rule 13a-15(f) and 15d-15(f) under the 1934 Act) that (i) are designed to provide reasonable assurance that (A) the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and (B) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto; and (ii) have been evaluated by the management of the Company (including the Company’s Chief Executive Officer and Chief Financial Officer, in each case, serving as of the end of the Company’s most recent fiscal year) for effectiveness as of the end of the Company’s most recent fiscal year. In addition, not later than the date of the filing with the Commission of the Company’s most recent Annual Report on Form 10-K, each of the accountants and the audit committee of the board of directors of the Company had been advised of (x) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. Since the date of the most recent evaluation of such controls and procedures, there have been no changes in the Company’s internal control over financial reporting or in other factors that have materially affected or are reasonably likely to materially affect the Company’s internal control over financial reporting.

(xxix) Status Under the 1933 Act. The Company is not an “ineligible issuer” and is a “well-known seasoned issuer,” in each case as defined in the 1933 Act, in each case at the times specified in the 1933 Act in connection with the offering of the Securities.

(xxx) Foreign Corrupt Practices Act. None of the Company, any of the Company’s subsidiaries or, to the knowledge of the Company or the Operating Company, any director, officer, agent or employee of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in (a) a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or (b) an offense under the Bribery Act of 2010 of the United Kingdom (the “UK Bribery Act”), or any other applicable anti-bribery or anti-corruption laws. The Company and the Operating Company and, to the knowledge of the Company and the Operating Company, the Company’s affiliates have conducted their businesses in compliance in all material respects with the FCPA, the UK Bribery Act and other applicable anti-bribery or anti-corruption laws.

(xxxi) Money Laundering Laws. The operations of the Company and its subsidiaries are in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company or the Operating Company, threatened.

(xxxii) OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company and the Operating Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”); nor is the Company or any of its subsidiaries located, organized or resident in a country, region or territory that is the subject or the target of any United States sanctions administered by OFAC, including, without limitation, Crimea, Zaporizhzhia and Kherson, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic and any other Covered Region of Ukraine identified pursuant to Executive Order 14065, Cuba, Iran, North Korea or Syria (each, a “Sanctioned Country”); and none of the Company or any of its subsidiaries will, directly or indirectly, use the proceeds of the offering of the Notes hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person, currently subject to any United States sanctions administered by OFAC, or to fund or facilitate any activities of or business in any Sanctioned Country.

(b)            Any certificate signed by any officer of the Company or the Operating Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company and the Operating Company, jointly and severally, to you as to the matters covered thereby.

Section 2. Sale and Delivery to Underwriters; Closing.

(a)            On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Operating Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Operating Company, the aggregate principal amount of the Notes set forth opposite their names on Schedule A at a purchase price of 97.706% of the principal amount thereof, plus accrued and unpaid interest from and including January 17, 2023 to, but excluding, the date of delivery of the Notes offered hereby, equal to $5,767,708.33 in the aggregate, plus any additional principal amount of Notes which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof. The Company agrees to guarantee the Notes as provided in the Indenture.

(b)            Payment of the purchase price for, and delivery of certificates for, the Notes shall be made at the office of Latham & Watkins LLP, 10250 Constellation Blvd., Suite 1100, Century City, California 90067, or at such other place as shall be agreed upon by you and the Operating Company, at 7:00 A.M., California time, on May 10, 2023, or such other time not later than ten business days after such date as shall be agreed upon by the Representatives, the Company and the Operating Company (such time and date of payment and delivery being herein called “Closing Time”). Payment shall be made to the Operating Company by wire transfer of immediately available funds to a bank account designated by the Operating Company against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Notes to be purchased by them. Certificates for the Notes shall be in such denominations and registered in such names as the Representatives may request in writing at least one business day before Closing Time. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Notes which such Underwriter has agreed to purchase. Wells Fargo Securities, LLC, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Notes to be purchased by any Underwriter whose check has not been received by Closing Time, but such payment shall not release such Underwriter from its obligations hereunder.

Section 3. Covenants of the Company and the Operating Company.

The Company and the Operating Company, jointly and severally, covenant with each Underwriter as follows:

(a)            Compliance with Securities Regulations and Commission Requests. The Company and the Operating Company will notify the Representatives immediately, and confirm the notice in writing (i) of the effectiveness of any post-effective amendment to the Registration Statement, (ii) of the mailing or the delivery to the Commission for filing of the Prospectus or any amendment to the Registration Statement or amendment or supplement to the Prospectus or any Issuer Free Writing Prospectus or any document to be filed pursuant to the 1934 Act during any period when the Prospectus is required to be delivered under the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations in connection with sales of the Securities (or required to be delivered but for Rule 172 of the 1933 Act Regulations) (the “Prospectus Delivery Period”), (iii) of the receipt of any comments or inquiries from the Commission relating to the Registration Statement or the Prospectus, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (v) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Pre-Pricing Prospectus or the Prospectus, or the initiation of any proceedings for that purpose or pursuant to Section 8A of the 1933 Act, (vi) of the occurrence of any event at any time as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading, (vii) of the receipt by the Company or the Operating Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act, and (viii) of the issuance by any state securities commission or other regulatory authority of any order suspending the qualification or the exemption from qualification of the Securities under state securities or Blue Sky laws or the initiation of any proceedings for that purpose. The Company and the Operating Company will make every reasonable effort to prevent the issuance by the Commission of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of the Pre-Pricing Prospectus or the Prospectus or suspending any such qualification or exemption of the Securities and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment. The Company and the Operating Company will provide you with copies of the form of Prospectus and each Issuer Free Writing Prospectus, in such numbers as you may reasonably request, and file or transmit for filing with the Commission such Prospectus and each Issuer Free Writing Prospectus (including the pricing term sheet in the form approved by the Representatives and in substantially the form of Exhibit C hereto (the “Term Sheet”)) to the extent required by Rule 433 of the 1933 Act Regulations in accordance with Rule 424(b) of the 1933 Act Regulations by the close of business in New York on the second business day immediately succeeding the date hereof. The Company and the Operating Company will pay the registration fees for this offering within the time period required by Rule 456(b)(1)(i) of the 1933 Act Regulations (without giving effect to the proviso therein) and in any event prior to Closing Time.

(b)            Filing of Amendments. During the Prospectus Delivery Period, the Company and the Operating Company will give the Representatives notice of their intention to file or prepare any amendment to the Registration Statement or any amendment or supplement to the Prospectus (including any revised prospectus which the Company or the Operating Company proposes for use by the Underwriters in connection with the offering of the Securities that differs from the prospectus filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations), will furnish the Representatives with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which the Representatives or counsel for the Underwriters shall reasonably object.

(c)            Issuer Free Writing Prospectuses. Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus related to the Securities, whether before or after the time that the Registration Statement becomes effective, the Company and the Operating Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus to which the Representatives reasonably object.

(d)            Delivery of Registration Statements. The Company and the Operating Company will deliver to the Representatives as many signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith and documents incorporated or deemed to be incorporated by reference therein) as the Representatives may reasonably request and will also deliver to the Representatives as many conformed copies of the Registration Statement as originally filed and of each amendment thereto (including documents incorporated or deemed to be incorporated by reference therein but without exhibits filed therewith) as the Representatives may reasonably request.

(e)            Delivery of Prospectuses. The Company and the Operating Company will furnish to each Underwriter, from time to time during the Prospectus Delivery Period, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request for the purposes contemplated by the 1933 Act or the 1934 Act or the respective applicable rules and regulations of the Commission thereunder.

(f)            Continued Compliance with Securities Laws. If, at any time during the Prospectus Delivery Period, any event shall occur as a result of which it is necessary, in the opinion of counsel for the Underwriters or counsel for the Company and the Operating Company, to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Company and the Operating Company will forthwith amend or supplement the Prospectus (in form and substance satisfactory to counsel for the Underwriters) so that, as so amended or supplemented, the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and the Company and the Operating Company will furnish to you a reasonable number of copies of such amendment or supplement. If, in accordance with the preceding sentence, it shall be necessary to amend or supplement the Prospectus at any time subsequent to the expiration of nine months after the first date of the public offering of the Securities, the Underwriters shall bear the expense of preparing, filing and furnishing any such amendment or supplement. If at any time following issuance of an Issuer Free Writing Prospectus through Closing Time there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Prospectus, any Pre-Pricing Prospectus or the Time of Sale Information or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company and the Operating Company will promptly notify you and will promptly amend or supplement, at their own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(g)            Time of Sale Information. If at any time prior to Closing Time (A) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (B) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company and the Operating Company will immediately notify the Representatives thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Information will comply with law.

(h)            Blue Sky Qualifications. The Company and the Operating Company will endeavor, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as you may designate; provided, however, that the Company and the Operating Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified. In each jurisdiction in which the Securities shall have been so qualified, the Company and the Operating Company will file such statements and reports as may be required by laws of such jurisdiction to continue such qualification in effect for as long as may be required for the distribution of the Securities.

(i)             Earnings Statement. The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering the twelve month period beginning not later than the first day of the Company’s fiscal quarter next following the “effective date” (as defined in said Rule 158) of the Registration Statement.

(j)             Use of Proceeds. The Operating Company will use the net proceeds received by it from the sale of the Securities in the manner to be specified in the Prospectus Supplement under “Use of Proceeds.”

(k)            Preparation of Prospectus Supplement. Immediately following the execution of this Agreement, the Company and the Operating Company will prepare a prospectus supplement, dated the date hereof (the “Prospectus Supplement”), containing the terms of the Securities, the plan of distribution thereof and such other information as may be required by the 1933 Act or the 1933 Act Regulations or as the Representatives, the Company and the Operating Company deem appropriate, and will file or transmit for filing with the Commission in accordance with Rule 424(b) of the 1933 Act Regulations copies of the Prospectus (including such Prospectus Supplement).

(l)             Reporting Requirements. Each of the Company and the Operating Company, during the Prospectus Delivery Period, will file promptly all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(m)            Lock-up Period. Each of the Company and the Operating Company, during the period beginning on the date hereof and continuing to and including Closing Time (the “Lock-Up Period”), will not offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company or the Operating Company or warrants to purchase debt securities of the Company or the Operating Company substantially similar to the Securities (other than (i) the Securities or (ii) commercial paper issued in the ordinary course of business), without the prior written consent of the Representatives.

(n)            Record Retention. Each of the Company and the Operating Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 of the 1933 Act Regulations.

Section 4. Payment of Expenses. The Company and the Operating Company, jointly and severally, will pay all expenses incident to the performance of their respective obligations under this Agreement, including (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, and the Time of Sale Information, the Pre-Pricing Prospectus and the Prospectus and any amendments or supplements thereto and any “Canadian” wrappers, (ii)  the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities, (iii) any fees payable in connection with the rating of the Notes, (iv) the preparation, issuance and delivery of the certificates for the Notes to you, (v) the fees and disbursements of the Company’s and the Operating Company’s counsel and accountants, as applicable, (vi) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(h) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of a Blue Sky Survey, (vii) the printing and delivery to the Underwriters in quantities as hereinabove stated of copies of the Registration Statement as originally filed and of each amendment thereto, the Pre-Pricing Prospectus, any Issuer Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto, (viii) the printing and delivery to you of copies of the Blue Sky Survey, and (ix) any fees or expenses of a depositary in connection with holding the securities in book-entry form.

If this Agreement is cancelled or terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company and the Operating Company shall reimburse you for all of your out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

Section 5. Conditions of the Underwriters’ Obligations.

The obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Operating Company herein contained, to the performance by the Company and the Operating Company of its obligations hereunder, and to the following further conditions:

(a)            Effectiveness of Registration Statement. At Closing Time no order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission pursuant to Rule 401(g)(2) of the 1933 Act Regulations or pursuant to Section 8A of the 1933 Act. The Prospectus and each Issuer Free Writing Prospectus shall have been filed or transmitted for filing with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 of the 1933 Act Regulations) and prior to the Closing Time the Company and the Operating Company shall have provided evidence satisfactory to the Representatives of such timely filing or transmittal.

(b)            Opinions. At Closing Time the Representatives shall have received:

(1)            The favorable opinions and negative assurance letter, dated as of Closing Time, of Latham & Watkins LLP, special corporate and tax counsel to the Company and the Operating Company, as set forth in Exhibit A hereto.

(2)            The favorable opinion, dated as of Closing Time, of Ballard Spahr LLP, Maryland corporate counsel for the Company and the Operating Company, in form and scope satisfactory to counsel for the Underwriters, to the effect that:

(i)            The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

(ii)            The Operating Company has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Maryland.

(iii)            The Company has the corporate power and authority, and the Operating Company has the limited liability company power and authority, to own, lease and operate their respective properties and to conduct their respective business as described in the Time of Sale Information and the Prospectus.

(iv)            The authorized capital stock of the Company is as set forth in the Base Prospectus under the caption “Description of Capital Stock.”

(v)            The execution and delivery of the Indenture have been duly and validly authorized by all necessary corporate action on the part of the Company, acting in its own capacity and in its capacity as managing member of the Operating Company, as applicable, under its charter and bylaws and the Maryland General Corporation Law (the “MGCL”). The Indenture has been duly executed and delivered by the Company, acting in its own capacity and in its capacity as managing member of the Operating Company, as applicable.

(vi)            The issuance of the Notes pursuant to the Indenture, and the offer and sale of the Notes pursuant to this Agreement, have been duly authorized by all necessary corporate action on the part of the Company, acting in its own capacity and in its capacity as managing member of the Operating Company, as applicable, under its charter and bylaws and the MGCL.

(vii)            The execution, delivery and performance of this Agreement has been duly and validly authorized by all necessary corporate action on the part of the Company under its charter and bylaws and the MGCL. This Agreement has been duly executed and delivered by the Company.

(viii)            The execution and delivery of the Agreement by the Operating Company has been duly and validly authorized by all necessary limited liability company action on the part of the Operating Company under its articles of organization and LLC Agreement and the Maryland Limited Liability Company Act (the “Act”). The Agreement has been duly executed and delivered by the Operating Company. The performance of the Agreement by the Operating Company has been duly and validly authorized by all necessary limited liability company action on the part of the Operating Company under its Articles of Organization and LLC Agreement and the Act.

(ix)            The issuance and sale of the Notes by the Operating Company and the Guarantee by the Company and the compliance by the Company and the Operating Company with the provisions of this Agreement and the Indenture and the consummation of the transactions contemplated hereby and thereby, will not result in any violation of the provisions of the charter or bylaws of the Company, or under the Articles of Organization and LLC Agreement of the Operating Company.

(x)            No authorization, approval, consent, decree or order of any Maryland court or governmental authority or agency is required under the MGCL for the consummation by the Company or the Operating Company of the transactions contemplated by this Agreement or in connection with the sale of the Securities hereunder, except such as may have been obtained or rendered, as the case may be.

In rendering its opinion, Ballard Spahr LLP shall state that each of Sidley Austin LLP, in rendering its opinion pursuant to Section 5(b)(3), and Latham & Watkins LLP, in rendering its opinions pursuant to Section 5(b)(1), may rely upon such opinion as to matters arising under the laws of the State of Maryland.

(3)            The favorable opinion, dated as of Closing Time, of Sidley Austin LLP, counsel to the Underwriters, with respect to such matters as the Representatives may reasonably request. In rendering such opinion, Sidley Austin LLP may rely upon the opinion of Ballard Spahr LLP, rendered pursuant to Section 5(b)(2), as to matters arising under the laws of the State of Maryland.

(4)            In giving its opinion required by subsection (b)(3) of this Section, Sidley Austin LLP shall additionally state that no facts have come to its attention that have caused it to believe that the Registration Statement, at the time of its effective date and at the date of the Prospectus Supplement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, that the Time of Sale Information, at the Time of Sale, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of the date of the Prospectus Supplement or at Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel shall express no belief with respect to (i) the financial statements, schedules and other financial data included or incorporated by reference in or omitted from the Registration Statement, the Time of Sale Information or the Prospectus or (ii) any Form T-1.

In giving their opinions, Latham & Watkins LLP, Ballard Spahr LLP and Sidley Austin LLP may rely, to the extent recited therein, (A) as to all matters of fact, upon certificates and written statements of officers of the Company, acting in its own capacity and in its capacity as managing member of the Operating Company, and (B) as to the qualification and good standing of the Company, the Operating Company and each Significant Subsidiary to do business in any state or jurisdiction, upon certificates of appropriate government officials.

(c)            Officers’ Certificate. At Closing Time there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement and the Prospectus or the Time of Sale Information, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, the Operating Company and their respective subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and you shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, on behalf of the Company in its own capacity and in its capacity as managing member of the Operating Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company and the Operating Company have performed or complied with all agreements and satisfied all conditions on their respective parts to be performed or satisfied at or prior to Closing Time, (iv) no order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or, to the best knowledge and information of such officer, threatened by the Commission, (v) no examination pursuant to Section 8(c) of the 1933 Act concerning the Registration Statement has been initiated by the Commission, and (vi) the Company and the Operating Company have not become the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities. As used in this Section 5(c), the term “Prospectus” means the Prospectus in the form first used to confirm sales of the Securities.

(d)            Accountants’ Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received a letter from Deloitte & Touche LLP, dated such date, in form and substance satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to financial statements and financial information included and incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus (including, without limitation, the pro forma financial statements) and each substantially in the same form as the draft letter previously delivered to and approved by the Representatives.

(e)            Bring-down Comfort Letter. At Closing Time, the Representatives shall have received a letter from Deloitte & Touche LLP, dated as of Closing Time, to the effect that they reaffirm the statements made in their letter furnished pursuant to subsection (d) of this Section, except that the specified date referred to therein shall be a date not more than three business days prior to Closing Time.

(f)            Additional Documents. At Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings, or in order to evidence the accuracy and completeness of any of the representations and warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Operating Company in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(g)            Maintenance of Ratings. The Company and the Operating Company shall have delivered to the Representatives a letter, dated Closing Time, from each such rating agency, or other evidence satisfactory to the Representatives, confirming that the Notes have the ratings set forth in the Issuer Free Writing Prospectus identified in Exhibit B hereto; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Notes or any other securities of or guaranteed by the Company or the Operating Company (including the Previously Issued Notes) by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Section 3(a)(62) of the 1934 Act, and since the date of this Agreement, no such organization shall have publicly announced that it has placed the Notes or any other securities of or guaranteed by the Company or the Operating Company on what is commonly termed a “watch list” for possible down-grading.

If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notifying the Company and the Operating Company at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof. Notwithstanding any such termination, the provisions of Sections 1, 4, 6, 7 and 8 shall remain in effect.

Section 6. Indemnification.

(a)            Indemnification of the Underwriters. The Company and the Operating Company, jointly and severally, agree to indemnify and hold harmless each Underwriter, its directors, officers and agents, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or any omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Pre-Pricing Prospectus or the Prospectus (or any amendment or supplement thereto), or any Issuer Free Writing Prospectus or any Time of Sale Information or any “issuer information” (as defined in Rule 433(h) under the 1933 Act), filed or required to be filed pursuant to Rule 433(a) under the 1933 Act, any information provided to the investors by, or with the approval of, the Company in connection with any offering of the Securities, including any roadshow or investor presentation made to investors by the Company (whether in person or electronically) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company and the Operating Company; and

(iii) against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company and the Operating Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus or any Pre-Pricing Prospectus (or any amendment or supplement thereto), or any Issuer Free Writing Prospectus or any Time of Sale Information, or made in reliance upon the Trustee’s Form T-1 filed as an exhibit to the Registration Statement.

(b)            Indemnification of the Company, the Operating Company and the Company’s Directors and Officers. Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, the Operating Company, the Company’s directors, each of the Company’s officers who signed the Registration Statement on behalf of the Company in its own capacity or on behalf of the Company in its capacity as managing member of the Operating Company, and each person, if any, who controls the Company or the Operating Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus or any Pre-Pricing Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus or any Time of Sale Information in reliance upon and in conformity with written information furnished to the Company and the Operating Company by any Underwriter through the Representatives expressly for use therein, it being understood and agreed upon that such information shall solely consist of the following: (i) the information in the third paragraph under the caption “Underwriting (Conflicts of Interest)” in the Pre-Pricing Prospectus and Prospectus concerning discounts; (ii) the second sentence in the sixth paragraph under the caption “Underwriting (Conflicts of Interest)” in the Pre-Pricing Prospectus and Prospectus concerning market making; and (iii) the information in the eighth paragraph under the caption “Underwriting (Conflicts of Interest)” in the Pre-Pricing Prospectus and Prospectus solely as it relates to the Underwriters concerning stabilizing transactions, overallotment and syndicate covering transactions.

(c)            Actions Against Parties; Notification. Each indemnified party shall give written notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)            Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e)            EDGAR. For purposes of this Section 6, all references to the Registration Statement, any Pre-Pricing Prospectus, Issuer Free Writing Prospectus or the Prospectus, or any amendment or supplement to any of the foregoing, shall be deemed to include, without limitation, any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR.

Section 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Operating Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Operating Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions that the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Operating Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus Supplement, bear to the aggregate public offering price of the Notes as set forth on such cover.

The relative fault of the Company and the Operating Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Operating Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Operating Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it were offered exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each director, officer and agent of an Underwriter, and each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or the Operating Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or the Operating Company, as the case may be.

Section 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements of the Company and the Operating Company contained in this Agreement, or contained in certificates of officers of the Company or the Operating Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or any controlling person, or by or on behalf of the Company and the Operating Company, and shall survive delivery of the Notes to the Underwriters.

Section 9. Termination.

(a)            The Representatives may terminate this Agreement, by notice to the Company and the Operating Company, at any time at or prior to Closing Time (i) if there has been since the date of this Agreement or since the respective dates as of which information is given in the Prospectus or the Time of Sale Information, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, the Operating Company and their respective subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or other calamity or crisis or change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representatives, impracticable to market the Securities or enforce contracts for the sale of the Securities, (iii) if trading in any securities of the Company or the Operating Company has been suspended by the Commission or a national securities exchange, or if trading generally on either the New York Stock Exchange or in the Nasdaq Global Market has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by the New York Stock Exchange or by the Nasdaq Global Market or by order of the Commission, the Financial Industry Regulatory Authority or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by either federal, New York, Maryland or California authorities. As used in this Section 9(a), the term “Prospectus” means the Prospectus in the form first used to confirm sales of the Securities.

(b)            If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof. Notwithstanding any such termination, the provisions of Sections 4, 6, 7 and 8 shall remain in effect.

Section 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Time to purchase the Notes which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24 hour period, then:

(a)            if the aggregate principal amount of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Notes to be purchased, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b)            if the aggregate principal amount of Defaulted Securities exceeds 10% of the aggregate principal amount of the Notes to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement, either the Representatives, on the one hand, or the Company and the Operating Company, on the other hand, shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

Section 11. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a)            It has not and will not use, authorize use of, refer to, or participate in the plan for use of, any “free writing prospectus,” as defined in Rule 405 of the 1933 Act Regulations other than (i) a free writing prospectus that, solely as a result of use by the Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433 of the 1933 Act Regulations, (ii) any Issuer Free Writing Prospectus listed on Exhibit B or prepared pursuant to Section 1(a)(iii) or Section 3(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved in writing by the Company in advance of the use of such free writing prospectus. Notwithstanding the foregoing, the Underwriters may use a term sheet substantially in the form of Exhibit C hereto without the consent of the Company and the Operating Company.

(b)            It is not subject to any pending proceeding under Section 8A of the 1933 Act with respect to the offering (and will promptly notify the Company and the Operating Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

Section 12. Notices.

Unless otherwise provided herein, all notices required under the terms and provisions hereof shall be in writing, either delivered by hand, by mail or by email, and any such notice shall be effective when received at the address specified below.

If to the Company or the Operating Company, to:

Healthpeak Properties, Inc.
4600 South Syracuse Street, Suite 500
Denver, Colorado 80237
Attention: Jeffrey H. Miller
Email: jhmiller@healthpeak.com

With a copy (which shall not constitute notice) to:

Lewis W. Kneib, Esq.
Latham & Watkins LLP
10250 Constellation Blvd., Suite 1100
Century City, California 90067
Email: lewis.kneib@lw.com

If to the Underwriters, delivered by fax or by email with a confirmation copy mailed to the addresses set forth below:

Wells Fargo Securities, LLC
550 South Tryon Street, 5th Floor
Charlotte, North Carolina 28202
Attention: Transaction Management
Email: tmgcapitalmarkets@wellsfargo.com

TD Securities (USA) LLC
One Vanderbilt Avenue, 11th Floor
New York, New York 10017
Attention: Transaction Advisory
Email: ustransactionadvisory@tdsecurities.com

Mizuho Securities USA LLC
1271 Avenue of the Americas
New York, New York 10020
Attention: Debt Capital Markets
Fax: 212-205-7812

Barclays Capital Inc.
745 Seventh Avenue
New York, New York 10019
Attention: Syndicate Registration
Fax: (646) 834-8133

RBC Capital Markets, LLC
Brookfield Place, 200 Vesey Street, 8th Floor
New York, New York 10281
Telephone: (212) 618-7706
Email: TMGUS@rbccm.com
Attention: DCM Transaction Management/Scott Primrose

With a copy (which shall not constitute notice) to:

Sharon R. Flanagan, Esq.
Sidley Austin LLP
555 California Street, Suite 2000
San Francisco, California 94104-1715
Email: sflanagan@sidley.com

and

J. Gerard Cummins, Esq.
Sidley Austin LLP
787 Seventh Avenue
New York, New York 10019
Email: jcummins@sidley.com

or at such other address as such party may designate from time to time by notice duly given in accordance with the terms of this Section 12.

Section 13. Parties. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company, the Operating Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company, the Operating Company and their respective successors and the controlling persons and the officers and directors referred to in Sections 6 and 7 hereof and their heirs and legal representatives any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company, the Operating Company and their respective successors, and said controlling persons and said officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

Section 14. Governing Law and Time. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such State. Unless stated otherwise, all specified times of day refer to New York City time.

Section 15. Recognition of the U.S. Special Resolution Regimes.

(a)            In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)            In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 15: (A) a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); (B) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); (C) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and (D) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Section 16. No Advisory or Fiduciary Relationship. The Company and the Operating Company acknowledge and agree, jointly and severally, that (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Notes and any related discounts and commissions, are arm’s-length commercial transactions between the Company and the Operating Company, on the one hand, and the Underwriters, on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, the Operating Company or their respective stockholders, creditors, employees or any other party, (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or the Operating Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company and the Operating Company on other matters) and no Underwriter has any obligation to the Company and the Operating Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Operating Company, and (v) no Underwriter has provided any legal, financial, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and the Operating Company have consulted their own legal, financial, accounting, regulatory and tax advisors to the extent they have deemed appropriate. The Underwriters acknowledge and agree that the Underwriters are not an agent of the Company or the Operating Company for any purpose under this Agreement including, for the avoidance of doubt, for any purpose related to the representations and warranties of the Company and the Operating Company contained in Section 1 of this Agreement.

Section 17. Other Provisions. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Operating Company and the Underwriters, or any of them, with respect to the subject matter hereof.

Each of the Company, the Operating Company and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 18. Counterparts and Electronic Signatures. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

The words “execution,” signed,” “signature,” and words of like import in this Agreement or in any instruments, agreements, certificates, legal opinions, negative assurance letters or other documents entered into or delivered pursuant to or in connection with this Agreement or the Indenture shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper- based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Operating Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters, the Company and the Operating Company in accordance with its terms.

Very truly yours,

Healthpeak Properties, Inc.

By:	/s/ Peter A. Scott
Name: Peter A. Scott
Title: Chief Financial Officer

Healthpeak OP, LLC

By: Healthpeak Properties, Inc., its Managing Member

By:	/s/ Peter A. Scott
Name: Peter A. Scott
Title: Chief Financial Officer

CONFIRMED AND ACCEPTED, as of the date first above written:

Wells Fargo Securities, LLC

By:	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Managing Director

TD SECURITIES (USA) LLC

By:	/s/ Luiz Lanfredi
Name: Luiz Lanfredi
Title: Director

MIZUHO SECURITIES USA LLC

By:	/s/ Robert Fahrbach
Name: Robert Fahrbach
Title: Managing Director

BARCLAYS CAPITAL INC.

By:	/s/ Meghan Maher
Name: Meghan Maher
Title: Managing Director

RBC CAPITAL MARKETS, LLC

By:	/s/ Scott G Primrose
Name: Scott G Primrose
Title: Authorized Signatory

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

SCHEDULE A

Name of Underwriter	Principal Amount of Notes to be Purchased
Wells Fargo Securities, LLC	$28,875,000
TD Securities (USA) LLC.	28,875,000
Mizuho Securities USA LLC	28,875,000
Barclays Capital Inc.	28,000,000
RBC Capital Markets, LLC	28,000,000
BofA Securities, Inc.	23,625,000
Credit Agricole Securities (USA) Inc.	23,625,000
Credit Suisse Securities (USA) LLC	23,625,000
Goldman Sachs & Co. LLC	23,625,000
PNC Capital Markets LLC	20,125,000
Scotia Capital (USA) Inc.	20,125,000
Truist Securities, Inc.	20,125,000
M&T Securities, Inc.	14,875,000
Regions Securities LLC	14,875,000
Huntington Securities, Inc.	11,375,000
SMBC Nikko Securities America, Inc.	11,375,000
Total	$350,000,000

Schedule A-1

EXHIBIT B

Issuer Free Writing Prospectus constituting part of Time of Sale Information

Final Term Sheet dated May 1, 2023

Exhibit B-1

EXHIBIT C

Issuer Free Writing Prospectus, dated May 1, 2023

Filed Pursuant to Rule 433 under the Securities Act of 1933

Supplementing the Preliminary Prospectus Supplement dated May 1, 2023

Registration Statement Nos. 333-269718 and 333-269718-01

Healthpeak OP, LLC

guaranteed by

Healthpeak Properties, Inc.

Final Term Sheet

5.250% Senior Notes due 2032

This term sheet relates only to the securities described below and should be read together with Healthpeak OP, LLC’s and Healthpeak Properties, Inc.’s preliminary prospectus supplement dated May 1, 2023 (the “Preliminary Prospectus Supplement”), the accompanying prospectus dated February 10, 2023, and the documents incorporated by reference and deemed to be incorporated by reference therein. On January 17, 2023, Healthpeak OP, LLC (as successor to Old Healthpeak (as defined in the Preliminary Prospectus Supplement)) issued $400,000,000 aggregate principal amount of 5.250% Senior Notes due 2032 (the “initial notes”). The securities offered hereby (the “additional notes”) will be issued as additional notes under the indenture pursuant to which the initial notes are outstanding. The initial notes and the additional notes are collectively referred to as the notes in this pricing term sheet.

Issuer:	Healthpeak OP, LLC

Guarantor:	Healthpeak Properties, Inc.

Trade Date:	May 1, 2023

Settlement Date:	May 10, 2023 (T+7)

Securities Offered:	5.250% Senior Notes due 2032

Aggregate Principal Amount Offered:	$350,000,000 (the additional notes will be part of the same series of notes as the $400,000,000 aggregate principal amount of initial notes, and the outstanding principal amount of the 5.250% Senior Notes due 2032 will be $750,000,000)

Maturity Date:	December 15, 2032

Interest Payment Dates:	June 15 and December 15, commencing June 15, 2023 (short first coupon)

Aggregate Accrued Interest:	$5,767,708.33 of accrued interest from January 17, 2023 up to, but not including, the date of delivery of the notes.

Benchmark Treasury:	3.500% due February 15, 2033

Benchmark Treasury Price/Yield:	99-13 / 3.572%

Spread to Benchmark Treasury:	+190 basis points

Yield to Worst:	5.472%

Coupon:	5.250% per year

Price to Public:	98.356% of the principal amount, plus Aggregate Accrued Interest

Exhibit C-1

Optional Redemption Provisions:

Make-Whole Call:	Prior to September 15, 2032 (the “Par Call Date”), +30 basis points

Par Call:	On and after the Par Call Date, at par

CUSIP / ISIN:	42250P AE3 / US42250PAE34

Total Net Proceeds:	Approximately $347,738,708.33, including $5,767,708.33 of accrued interest, after deducting underwriting discounts but before deducting estimated offering expenses payable by the Issuer.
Use of Proceeds:	The Issuer intends to use the net proceeds from the offering to repay borrowings outstanding under its commercial paper program and for general corporate purposes, which may include repaying or repurchasing other indebtedness, working capital, acquisitions, development and redevelopment activities, and capital expenditures.

Joint Book-Running Managers:

Wells Fargo Securities, LLC

TD Securities (USA) LLC

Mizuho Securities USA LLC

Barclays Capital Inc.

RBC Capital Markets, LLC

BofA Securities, Inc.

Credit Agricole Securities (USA) Inc.

Credit Suisse Securities (USA) LLC

Goldman Sachs & Co. LLC

Co-Managers:	PNC Capital Markets LLC Scotia Capital (USA) Inc. Truist Securities, Inc. M&T Securities, Inc. Regions Securities LLC Huntington Securities, Inc. SMBC Nikko Securities America, Inc.

The Issuer expects that delivery of the additional notes will be made to investors on or about the settlement date specified above, which will be the seventh business day following the date of this term sheet. Under rules of the Securities and Exchange Commission, trades in the secondary market are required to settle in two business days, unless the parties to that trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes offered hereby on the date of this term sheet or the next succeeding two business days will be required, by virtue of the fact that the notes initially settle in T+7, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers who wish to trade the notes on the date of this term sheet or the next succeeding two business days should consult their advisors.

The Issuer and the Guarantor have filed a registration statement (including a preliminary prospectus supplement and a prospectus) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the preliminary prospectus supplement and prospectus in that registration statement and other documents the Issuer and the Guarantor have filed with the SEC for more complete information about the Issuer, the Guarantor and this offering. You may get these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, the Issuer, the Guarantor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus supplement and prospectus if you request it by calling Wells Fargo Securities, LLC toll-free at (800) 645-3751, TD Securities (USA) LLC toll-free at (855) 495-9846, Mizuho Securities USA LLC toll-free at (866) 271-7403, Barclays Capital Inc. toll-free at (888) 603-5847 or RBC Capital Markets, LLC toll-free at (866) 375-6829.

No PRIIPs or UK PRIIPs KID – No PRIIPs or UK PRIIPs key information document (KID) has been prepared as not available to retail in EEA or UK.

Exhibit C-2